SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On October 30, 2015, Marcum LLP (“Marcum”) was dismissed as the independent registered public accounting firm of Petro River Oil Corp. (the “Company”). The Company’s Board of Directors approved the dismissal of Marcum.

The reports of Marcum regarding the Company’s financial statements for the fiscal years ended April 30, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except each report did contain an explanatory paragraph related to the Company’s ability to continue as a going concern. During the Company’s fiscal years April 30, 2015 and 2014, and through October 30, 2015, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report, and (ii) with the exception of material weaknesses related to our internal control over financial reporting, no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of the foregoing disclosures and requested Marcum to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with the disclosures. A copy of Marcum’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

On October 30, 2015, the Company engaged GBH CPAs, PC (“GBH”) as the Company’s new independent registered public accounting firm. The appointment of GBH was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: November 5, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from Marcum LLP